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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                  OF THE RESTATED ARTICLES OF INCORPORATION OF
                               CISCO SYSTEMS, INC.
                            A CALIFORNIA CORPORATION


        The undersigned, John T. Chambers and David A. Rogan, hereby certify that:

        ONE: They are the duly elected and acting President and Assistant Secretary, respectively, of said corporation.

        TWO: The Restated Articles of Incorporation of said corporation, filed on January 7, 1998, shall be amended as set forth in this Certificate of Amendment.

        THREE: Section A of ARTICLE IV of the Restated Articles of Incorporation is amended to read in its entirety as follows:


        "(A) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Twenty Billion Five Million (20,005,000,000) shares. Twenty Billion (20,000,000,000) shares shall be Common Stock, par value of $0.001, and Five Million (5,000,000) shares shall be Preferred Stock.

        As of March 22, 2000, every one (1) share of Common Stock outstanding is split into two (2) shares of Common Stock."

                                      * * *

        FOUR: The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

        FIVE: The foregoing Certificate of Amendment of the Restated Articles of Incorporation does not require shareholder approval pursuant to Section 902(c) of the General Corporation Law of the State of California. No shares of Preferred Stock are outstanding.



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        IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Amendment on March 20, 2000.

                                               /s/ John T. Chambers
                                               ---------------------------------
                                               John T. Chambers
                                               President


                                               /s/ David A. Rogan
                                               ---------------------------------
                                               David A. Rogan
                                               Assistant Secretary

        The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Amendment and know the contents thereof, and that the statements therein are true.

        Executed at San Jose, California, on March 20, 2000.


                                               /s/ John T. Chambers
                                               ---------------------------------
                                               John T. Chambers


                                               /s/ David R. Rogan
                                               ---------------------------------
                                               David A. Rogan